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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated January 25, 2001 included in this Form 10-K, into the Company's previously filed Registration Statements, File Numbers 33-52242, 333-09547, 333-33727, 333-39889, 333-39899 and 333-87563.

/s/ ARTHUR ANDERSEN LLP ARTHUR ANDERSEN LLP
Seattle, Washington February 13, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS